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                            HEIN + ASSOCIATES LLP
                               717 17th Street
                           Denver, Colorado 80202


                        INDEPENDENT AUDITOR'S CONSENT








We consent to the incorporation by reference in the Registration Statement and Prospectus of American Educational Products, Inc. of our report dated February 22, 2000, accompanying the financial statements of American Educational Products, Inc. also incorporated by reference in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

Hein + Associates LLP


Denver, Colorado
March 23, 2000